Exhibit 23




                         Consent of Independent Auditors

We consent to the  incorporation  by reference in Post Effective  Amendment
No. 1 to Registration Statement (Form S-8 No. 33-67474) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Options Plan of our report dated December 8, 1998, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. included on the Annual Report (Form 10-K) for the year ended October 31, 1998.

                              /s/Ernst & Young LLP

Jackson, Mississippi
January 26, 1999